EXHIBIT 99.1
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                        [PRIVATEBANCORP, INC. LETTERHEAD]

MEMO

To:      Members of the Board of Directors and Executive Officers

From:    Marcia Bowden

Date:    6-24-04

Re:      PrivateBancorp, Inc. Pension Plan Blackout Period Notice

______________________________________________________________________________

As a director or executive officer of PrivateBancorp, Inc. ("PVTB") you are subject to Section 306(a) of the Sarbanes-Oxley Act of 2002, which prohibits certain securities transactions during pension plan blackout periods. This memorandum is to notify you of an impending blackout period in connection with a planned change in the record keeper for the PrivateBancorp, Inc. Savings and Retirement Plan (the "Plan"). The equity security subject to the blackout period is PVTB common stock.

DURING THE BLACKOUT PERIOD, YOU ARE PROHIBITED FROM PURCHASING, SELLING, OR OTHERWISE ACQUIRING OR TRANSFERRING PVTB COMMON STOCK OR ITS DERIVATIVES, INCLUDING STOCK OPTIONS. 1 THIS PROHIBITION APPLIES TO ANY DIRECT OR INDIRECT PECUNIARY INTEREST YOU MAY HAVE IN SUCH SECURITIES, SUCH AS PVTB COMMON STOCK HELD BY IMMEDIATE FAMILY MEMBERS LIVING WITH YOU, IN TRUST, OR BY CONTROLLED PARTNERSHIPS OR CORPORATIONS. THIS PROHIBITION ALSO APPLIES WITHOUT REGARD TO WHETHER YOU PARTICIPATE IN THE PLAN OR YOUR TRANSACTIONS ARE INSIDE THE PLAN.

Upon termination of the blackout period, you will be permitted to resume transactions in such securities subject to the PrivateBancorp, Inc. Insider Trading Policy ("the Policy"). Please be advised that you are still subject to regular blackout periods as imposed under the Policy in correlation with earnings releases, as well as "special" blackout periods imposed periodically, as appropriate.






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1        There are limited exceptions to the prohibition including: bona fide gift transactions and purchases and sales under qualified Rule 10b5-1 trading plans. IT IS STRONGLY RECOMMENDED THAT YOU CONSULT WITH PRIVATEBANCORP, INC. CFO DENNIS L. KLAESER, PRIOR TO ENTERING INTO A TRANSACTION BASED ON ANY EXCEPTION.


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Please note the following information regarding the upcoming blackout period:

         o During the blackout period, participants in the Plan will be temporarily unable to direct or diversify the assets held in their Plan accounts, obtain a loan under the Plan, or obtain a distribution from the Plan.

         o The blackout period is expected to commence on JULY 26, 2004 and is expected to end AUGUST 27, 2004.

If you have questions regarding this notice, please contact me at (312) 683-7737 or in writing at The PrivateBank and Trust Company, Attention Marcia Bowden, Ten North Dearborn, Suite 900, Chicago, IL 60602.